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                                                                    EXHIBIT 10.2


                            THIRD AMENDMENT TO LEASE




                                     between




              500-512 SEVENTH AVENUE LIMITED PARTNERSHIP, Landlord




                                       and




                              iVILLAGE INC., Tenant





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                            THIRD AMENDMENT TO LEASE

         THIS THIRD AMENDMENT TO LEASE (this "Amendment") made as of the 17th day of October, 2001, by and between 500-512 SEVENTH AVENUE LIMITED PARTNERSHIP, a New York limited partnership, having an office c/o Newmark & Company Real Estate, Inc., 125 Park Avenue, New York, New York 10017 ("Landlord"), and iVILLAGE INC., a Delaware corporation, having an office at 500 Seventh Avenue, New York, New York ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, by Agreement of Lease dated as of March 14, 2000, by and between Landlord and Tenant, as amended by that certain First Amendment to Lease dated as of June 7, 2000 and further amended by that certain Second Amendment to Lease dated as of January 10, 2000 (such lease, as the same may have been or may hereafter be amended, is hereinafter called the "Lease"), Landlord did demise and let unto Tenant and Tenant did hire and take from Landlord in the buildings located at 500 Seventh Avenue (the "500 Building") and at 512 Seventh Avenue (the "512 Building") each in the borough of Manhattan, City and State of New York (hereinafter collectively known as the "Building"), the entire rentable area of the fourteenth (14th) floor and a portion of the twelfth (12th) floor in the 500 Building, and the entire eleventh (11th), twelfth (12th) and thirteenth
(13th) floors in the 512 Building (collectively, the "Demised Premises"), as more particularly described in the Lease;

         WHEREAS, the term of the Lease currently expires on April 30, 2015;

         WHEREAS, Landlord and Tenant desire to (i) terminate Tenant's obligations under the Lease solely with respect to a portion of the Demised Premises consisting of approximately 21,111 square feet of rentable area on the 12th floor of the 500 Building, as more particularly described on Exhibit A attached hereto (the "Termination Space"), and (ii) modify and amend certain provisions of the Lease, subject to the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the agreements hereinafter contained, it is mutually covenanted and agreed as follows:

         1. All capitalized terms used herein shall have the meanings ascribed to them in the Lease unless otherwise specifically set forth herein to the contrary.

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         2. In full and complete satisfaction of its obligations under the Lease with respect to the Termination Space, Tenant agrees, simultaneously with the execution of this Amendment, to deliver to Landlord a certified check in the amount of Seven Hundred Seventy-Five Thousand Six Hundred Nineteen and 90/100 ($775,619.90) Dollars (the "Termination Fee"). Landlord agrees to accept the Termination Fee in full payment of all sums presently owed or to become due in the future under the Lease with respect to the Termination Space including, without limitation, any fixed rent and additional rent which may now or might otherwise in the future become due and owing by Tenant to Landlord.

         3. Simultaneously with the execution of this Amendment, Landlord shall deliver to Tenant its authorization to have the Letter of Credit amended by Tenant. Tenant shall then direct The Chase Manhattan Bank to amend the Letter of Credit (the "LC Amendment") to be in the new amount of $8,474,380.10 and deliver to Landlord an original LC Amendment.

         4. Tenant hereby surrenders to Landlord the Termination Space and Landlord hereby accepts the surrender of the Termination Space in its "as is" condition as of the date hereof (the "Effective Date"). In the event Tenant has any warranties with respect to any installation (e.g., HVAC system) in the Termination Space, Tenant agrees to assign any such warranties to Landlord on the Effective Date and at such times as Landlord shall request.

         5. Landlord and Tenant hereby agree that this Third Amendment to Lease shall be conditioned upon and become effective only upon the simultaneous execution and delivery of that certain lease (the "LPC Lease") by and between Landlord and Loan Pricing Corporation ("LPC") for the Termination Space, upon terms and conditions in Landlord's sole and absolute discretion.

         6. As of the Effective Date, the Lease is hereby further modified as follows:

         (a) The phrase "and a portion of the twelfth (12th) floor (as shown hatched on the floor plan annexed hereto as Exhibit B-2) in the 500 Building" set forth in Section 1.02 of the Lease and Exhibit B-2 annexed to the Lease are hereby deleted, so that Tenant no longer has the right to occupy any space on the 12th floor of the 500 Building.

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         (b) Section 1.04(a) of the Lease is hereby amended such that the fixed rent to be paid by Tenant under the Lease shall be deemed to be Three Million Seven Hundred Twenty-Eight Thousand Six Hundred Forty-Eight and 00/100 Dollars ($3,728,648.00) per year.

         (c) Section 5.01(d) of the Lease is hereby amended as follows: (i) "Tenant's 500 Proportionate Share" shall be deemed to be 6.74%; and (ii) the rentable square foot area of the Demised Premises of the 500 Building shall be deemed to be 40,811 square feet.

         (d) Section 5.07(g) of the Lease is hereby amended such that the term "Wage Rate Multiple" shall be deemed to be 40,811.

         (e) (i) All references to "$9,250,000" in Article 6 of the Lease shall be deleted and replaced with "$8,474,380.10" in accordance with Paragraph 3 of this Amendment.

             (ii) All references to "8,250,000.00" in Section 6.07 of the Lease shall be deleted and replaced with "7,558,230.90".

             (iii) All references to "7,250,000.00" in Section 6.08 of the Lease shall be deleted and replaced with "6,642,081.70".

             (iv) All references to "6,250,000.00" in Section 6.09 of the Lease shall be deleted and replaced with "5,725,932.50".

             (v) All references to "5,250,000.00" in Section 6.10 of the Lease shall be deleted and replaced with "4,809,783.30".

             (vi) All references to "4,250,000.00" in Section 6.11 of the Lease shall be deleted and replaced with "3,893,634.10".

             (vii) All references to "3,250,000.00" in Section 6.12 of the Lease shall be deleted and replaced with "2,977,484.90".

             (viii) All references to "2,328,766" in Section 6.13 of the Lease shall be deleted and replaced with "1,864,324.00".

         (f) Article 32 of the Lease is hereby amended such that notices sent to Arent Fox Kintner Plotkin & Kahn, PLLC, 1675 Broadway, 25th Floor, New York, New York 10019, shall be sent to the attention of Bradley A. Kaufman, Esq.

         7. Notwithstanding anything to the contrary in this Amendment, the Construction Payment (as defined in the Lease) shall be paid by Landlord to Tenant in accordance with the terms and conditions set forth in Article 4 of the Lease. Tenant hereby acknowledges that (i) Landlord has already paid $4,301,991.50 of the Construction Payment due to Tenant under Section 4.03(a) of the Lease and (ii) the balance of the Construction Payment due to Tenant from Landlord is $847,058.50 as of the date hereof and such amount shall be paid to Tenant in accordance with the provisions of Article 4 of the Lease.

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         8. Notwithstanding anything to the contrary in this Amendment, Tenant agrees and acknowledges that Tenant's Tax Payment (as defined in Section 5.02 of the Lease) with respect to the Termination Space has been or will be paid by Tenant as additional rent under and in accordance with Article 5 of the Lease.

         9. Landlord hereby releases Tenant and its officers, directors, employees, representatives, agents and affiliates, successors and assigns, from and against any and all claims, damages, obligations, liabilities, actions and causes of action, of every kind and nature whatsoever arising under, out of or in connection with the Lease with respect to the Termination Space from and after the Effective Date. Tenant hereby releases Landlord and its officers, directors, employees, representatives, agents and affiliates, successors and assigns, from and against any and all claims, damages, obligations, liabilities, actions and causes of action, of every kind and nature whatsoever arising under, out of or in connection with the Lease with respect to the Termination Space from and after the Effective Date.

         10. (a) Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker other than Newmark & Company Real Estate, Inc. and Cushman and Wakefield, Inc. ("Cushman"), concerning the execution and delivery of this Amendment. Each party hereto agrees to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, arising out of its respective representations and warranties contained in this Paragraph 10 being untrue.

             (b) Tenant hereby acknowledges and agrees to pay any and all brokerage commissions due to Cushman, pursuant to a separate written agreement, for its representation of Tenant and LPC in connection with the LPC Lease and this Amendment.

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         11. Except as expressly set forth in this Amendment, the terms and conditions of the Lease shall continue in full force and effect without any change or modification and shall apply for the balance of the term of the Lease as hereby extended and are hereby ratified and confirmed. In the event of a conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall govern.

         12. This Amendment shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Amendment shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

         13. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns.

         14. All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in this Amendment, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Amendment.

         15. This Amendment shall be interpreted and enforced in accordance with the laws of the State of New York without reference to principles of conflicts of laws.

         16. If any provision of this Amendment shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Amendment and to this end the provisions of this Amendment are intended to be and shall be severable. Notwithstanding the foregoing sentence, if (i) any provision of this Amendment is finally determined by a court of competent jurisdiction to be unenforceable or invalid in whole or in part, (ii) the opportunity for all appeals of such determination have expired, and (iii) such unenforceability or invalidity alters the substance of this Amendment (taken as a whole) so as to deny either party, in a material way, the realization of the intended benefit of its bargain, such party may terminate this Amendment within thirty (30) days after the final determination by notice to the other. If such party so elects to terminate this Amendment, then this Amendment shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except those obligations which expressly survive the termination of this Amendment.

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         17. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY,
UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AMENDMENT OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY EITHER PARTY IN CONNECTION HEREWITH (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AMENDMENT ON THE GROUNDS THAT THIS AMENDMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).

         18. This Amendment may be executed in any number of counterparts. It is not necessary that all parties sign all or any one of the counterparts, but each party must sign at least one counterpart for this Amendment to be effective.

         19. This Amendment shall not be binding upon either party unless and until it is fully executed and delivered to both parties and the LPC Lease is fully executed and delivered to the parties thereto.

                                    * * * * *

            [The remainder of this page is left intentionally blank;
                          the signature page follows.]


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         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.


                               LANDLORD:

                               500-512 SEVENTH AVENUE LIMITED PARTNERSHIP

                               By:     500-512 ArCap LLC

                                       By:  /s/ Stephen Abelman
                                          ---------------------------------
                                          Name: Stephen Abelman
                                          Title: Authorized Representative


                               TENANT:

                               iVILLAGE INC.


                               By:   /s/ Steven A. Elkes
                                   ---------------------------------
                                   Name: Steven A. Elkes
                                   Title: Executive Vice President - Operations
                                          and Business Affairs